Exhibit 107
Calculation of Filing Fee Tables
F-3/A
(Form Type)
The Toronto-Dominion Bank
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Senior Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Debt	Subordinated Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Equity	Class A First Preferred Shares	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Equity	Common Shares	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Other	Warrants Subscription	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Other	Receipts	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Other	Units	457(o)	(1)(2)	100%	(3)(4)	0.00015310	(1)(2)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$75,000,000,000(1)(2)	100%	$75,000,000,000(3)(4)	0.00015310	$11,482,500(1)(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Debt	Senior Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Exhibit
107-1

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities	Debt	Subordinated Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Carry Forward Securities	Equity	Class A First Preferred Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Carry Forward Securities	Equity	Common Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Carry Forward Securities	Other	Warrants Subscription	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Carry Forward Securities	Other	Receipts	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Carry Forward Securities	Other	Units	415(a)(6)	(1)(2)		(3)(4)			F-3	333-262557	March 4, 2022	(1)(2)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$26,720,819,990 (1)(2)		$26,720,819,990 (3)(4)			F-3	333-262557	March 4, 2022

	Total Offering Amounts					$48,279,180,010	0.00015310	$7,391,542.46

	Total Fees Previously Paid							$6,897,155.00

	Total Fee Offsets							$0.00

	Net Fee Due							$494,387.46

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the U.S.$75,000,000,000 of securities covered by this registration statement (this “Registration Statement”) includes U.S.$26,720,819,990 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of February 26, 2025 (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form
F-3
under the Securities Act (File
No. 333-262557)
effective as of March 4, 2022 (the “2022
F-3
Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities and the Unsold Warrants will continue to be applied to the Unsold Securities and Unsold Warrants that are being carried forward to this Registration Statement.

The Registrant may continue to offer and sell the securities and the warrants covered by the 2022
F-3
Registration Statement until the effective date of this Registration Statement. On December 20, 2024, the Registrant paid U.S. $6,897,155 in connection with the filing of this Registration Statement.
For reasons stated above, the net registration fee paid in connection with this Registration Statement is U.S.$494,387.46.

(2)
This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

Exhibit
107-2

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)
Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional securities that may be offered or issued in connection with any stock dividend, stock split or any similar transaction. Also includes an indeterminate amount of securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any securities that provide for conversion or exchange into such securities or upon exercise of warrants for such securities. Separate consideration may not be received for securities issuable upon such conversion, exchange or exercise.

(5)
Each unit will be issued under a unit agreement and will represent one or more debt securities, preferred shares, common shares, warrants and subscription receipts of the Registrant, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

Exhibit
107-3